CONFIDENTIAL

LETTER OF INTENT

This Letter of Intent is made by and between Lion Capital Holdings, Inc., a Delaware corporation (hereinafter referred to as “Lion”) and Fun Finder, Inc. a Delaware Corporation (hereinafter referred to as “Target”).This Letter of Intent is being entered into to confirm our understanding the principal terms and conditions of the transaction and our mutual willingness to proceed in mutual good faith to work toward a definitive written acquisition agreement (“Purchase Agreement”) consistent with these terms. By this Agreement, Lion Capital Holdings, Inc. (“Lion”) has the irrevocable right to acquire Target on or before August 30, 2009 on the following terms and conditions:

Part A

1.  Basic Transaction. Lion will acquire all issued and outstanding capital stock of Target including any options, warrants or other equity equivalents for the price (the "Purchase Price") set forth below in Paragraph 2 of Part A of this letter. The Closing will occur as soon as possible subject to the terms and conditions of this letter.

2.            Purchase Price.  The parties will agree as a condition to Closing that Target will have entered into its contract with Royal Caribbean Cruise Lines (“RCCL”) and Target shall have received a payment of no less than $300,000 from RCCL.

(a)           The Purchase Price will be $6,000,000 in common stock of Lion, subject to the following milestones and adjustment:

(i)           the payment of $2,000,000 of the Purchase price will be subject to the Target completing the installation of is product on a second ship of RCCL or similar venue based milestone event agreed upon in the Purchase Agreement.

(ii)           the payment of $2,000,000 of the Purchase price will be subject to the Target completing an additional milestone to be mutually agreed by the parties and set forth in the Purchase Agreement. Lion may offset against payment under this milestone any indemnification obligations of Target to Lion under the terms of the Purchase Agreement.

(b) At the closing, Lion will issue four million (4,000,000) shares of its common stock to Target at per share price of $0.50. The remaining consideration for the purchase price (the “Remaining Consideration”) will be issued as follows upon attainment of the milestones set forth above. The per share price of common stock to be issued by Lion for each portion of the Remaining Consideration will be issued at 20% discount to the closing price on the trading day that the milestone is achieved. In no event will the per share price for the Remaining Consideration be less than $0.50 per share.

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3.  Other Terms.  The Target would make comprehensive representations and warranties to Lion, and would provide comprehensive covenants, indemnities and other protections for the benefit of Lion that are typical for transactions of this nature. Target and its shareholder’s maximum liability for breach of its representations, warranties and covenants under the Definitive Agreement shall be the Purchase Price and shall survive for three years from the date of Closing; provided however, that no such limits will apply with respect to: (i) breaches of Target’s representations and warranties regarding taxes, including the Employee Retirement Income Security Act of 1974, (ii) any pending or threatened claims, damages or liabilities identified by Lion prior to Closing; and (iii) Target’s and its shareholder’s representations and warranties regarding its capitalization, ownership or prior issuances of shares.  In addition, all of Target’s shareholders will to agree to a period of eighteen months from the date of the execution of the Purchase Agreement in which they will not sell any Lion shares through the public market.
4.  Conditions to Consummation of the Acquisition.  The obligations of Lion with respect to the Acquisition of Target shall be subject to satisfaction of conditions customary to transactions of this type, including without limitation, (a) receipt and approval by Lion of Target’s financial statements; (b) the obtaining of all requisite regulatory, administrative, or governmental authorizations and consents; (c) approval of the acquisition by the Board of Directors of Target and Lion; (d) the condition (financial or otherwise), business, properties, assets or prospects of Target; (e) threatened litigation, investigations or other matters affecting Target; (f) satisfactory completion of a due diligence investigation of Target by Lion; (g) confirmation that the representations and warranties of Target are true and accurate in all respects; (h) such other closing conditions which may be reasonably requested by Lion as a result of its due diligence.

PART B

The following paragraphs of this letter (the “Binding Provisions”) are the legally binding and enforceable agreements of Target and Lion.

1.  Access. During the period from the date this letter is signed by the Target (the “Signing Date”) until the date on which either Lion, or the Target provides to the other party written notice that negotiations toward the Definitive Agreement are terminated (the “Termination Date”), Target will give Lion and its representatives full access to any personnel and all properties, documents, contracts, books, records and operations of Target relating to its business. Target will cause the Company to cooperate in this regard. Target will furnish the Purchaser with copies of documents and with such other information as the Purchaser may request.

2.  No Other Offers. Until the later of (a) ninety days after the Signing Date of the Purchase Agreement or (b) the Termination Date:

    (i)           the Target will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with, or in any manner encourage,

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discuss, accept or consider any proposal of, any other person relating to the acquisition of the shares, assets or business of the Target, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise; and

   (ii)           the Target will immediately notify Lion regarding any contact between the Target or their representatives and any other person regarding the existence and terms of such offer or proposal or any related inquiry, including but not limited to the identity of such third party.

3.  Confidentiality.  Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to Target’s or Lion respectively furnished to each other in connection with this Agreement, the Purchase Agreement or the Acquisition ("Confidential Information"), except publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose detrimental to Target or Lion or otherwise than in connection with this Agreement, the Agreement and the transactions contemplated hereby and thereby.  None of the parties hereto will, and Target will cause Lion and its directors, officers, employees, agents and representatives not to, disclose, divulge, provide or make accessible any of the Confidential Information to any person or entity, other than their responsible officers, employees, advisors or attorneys or otherwise as required by law or regulation.

4.  Disclosure.  Without the prior written consent of the other party hereto, neither party hereto will, and each party hereto will cause its directors, officers, employees, agents, other representatives and affiliates not to, disclose to any person the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby, the status thereof, or the existence of this letter and the terms thereof, unless in the opinion of such party disclosure is required to be made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended and such disclosure is made after prior consultation with the other party.  Neither party will issue any public announcement concerning the transaction without the approval of the other party, except as may be required by law (it being noted that the parties have mutually approved a public announcement to be issued simultaneously with the execution of this Agreement).

5. Conduct of Business.  During the period from the Signing Date until the Termination Date, the Target will operate its business in the ordinary course and will refrain from any extraordinary transactions.

6. Costs.  Lion and Target will be responsible for, and will bear, all of their own costs and expenses (including, but not limited to, any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the proposed Acquisition.

7. Governing Law.  The Binding Provisions will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of law principles.

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8. Termination.  The Binding Provisions may be terminated earlier upon written notice by Lion to the other party unilaterally, for any reason or no reason, with or without cause, at any time; provided that the termination of the Binding Provisions will not affect the liability of a party to this letter for breach of any of the Binding Provisions prior to the termination.  Upon termination of the Binding Provisions, Lion and Target will have no further obligations under this letter, except as stated in Paragraphs 2, 3, 6, 7, 8, 9 and 10 of Part B of this letter, which paragraphs and obligations will survive any such termination.

9.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument

10. No Liability.  The paragraphs and provisions of Part A of this letter do not constitute, and will not give rise to, any legally binding obligation on the part of Lion or the Target.  Except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that Lion and Target may enter into in the future), no past or future action, course of conduct, or failure to act relating to the proposed Acquisition, or relating to the negotiation of the terms of the proposed Acquisition or the Purchase Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of Lion or Target.

IT IS SO AGREED:
Fun Finder, Inc.

Dated:           _________________________________
By (Print Name): ___________________
Title:_________________________

IT IS SO AGREED:
Lion Capital Holdings, Inc.

Dated:           _________________________________
Tim Page, Chairman